Exhibit 10.12

Translation

FORM OF TRADEMARK LICENSE AGREEMENT

THIS TRADEMARK LICENSE AGREEMENT (this “Agreement”) is entered into by and between the following two parties in                      as of                     :

Licensor:	Beijing Ruisike Management Consulting Co., Ltd.
Registered Address:	Room 103, Block 14, Langjiayuan, Chaoyang District, Beijing

Licensee: ________________________________
Registered Address:

WHEREAS:

(1)	The Licensor is a limited liability company registered in Beijing under the laws of People’s Republic of China (“PRC”), which owns the exclusive right to use the registered trademark as specified in Annex 1 (No. 1958491, hereinafter the “Trademark”);

(2)	The Licensee is a company registered under the laws of the PRC, which is approved the China Insurance Regulatory Commission to carry on insurance brokerage and other businesses;

(3)	The Licensor agrees to grant to the Licensee a license to use the Trademark and the Licensee agrees to accept such license subject to the terms and conditions set forth herein.

NOW THEREFORE: both parties hereby agree as follows:

1.	Granting of License

1.1	Trademark License

Subject to the terms and conditions of this Agreement, the Licensor hereby grants a non-exclusive license to the Licensee and the Licensee hereby agrees to accept such license to use any and all graphics, words, symbols and visual images of the Trademark as set forth in Annex 1.

1.2	Scope

1.2.1	The use right of the Trademark granted by the Licensor to the Licensee under this Agreement shall apply only to the extent of the insurance brokerage and related businesses of the Licensee. The Licensee agrees that it will not directly or indirectly use, or authorize others to use the Trademark in any other way, unless otherwise provided for herein.

1.2.2	The license granted to the Licensee herein shall apply only in the PRC. The Licensee agrees that it will not directly or indirectly use, or authorize others to use the Trademark in any other region.

2.	Terms of Payment

The Licensee agrees to pay RMB to the Licensee as trademark royalty annually. The Licensor has the right to, at its own discretion, decide whether or not to exempt such royalty or not.

3.	Goodwill

The Licensee acknowledges the value of the goodwill in connection with the Trademark, and confirms that the Trademark as well as the rights and goodwill pertaining to the Trademark shall belong to the Licensor, and the Trademark has a subordinate meaning among the public.

4.	Confidentiality

4.1	The Licensee shall keep confidential the confidential data and information of the Licensor made available to or given access to it due to acceptance of the said trademark license (hereinafter “Confidential Information”). Upon termination of this Agreement, The Licensee shall return to the Licensor or destroy all documents, materials or software containing the Confidential Information at Licensor’s option, delete any Confidential Information from all related memory devices and cease using such Confidential Information. The Licensee shall not disclose, grant or transfer any such Confidential Information to any third party without Licensor’s written consent.

4.2	Both parties agree that Article 4.1 shall survive the modification, cancellation or termination of this Agreement.

5.	Representations and Warranties

5.1	The Licensor represents and warrants as follows:

5.1.1	The Licensor is a company incorporated and validly existing under the PRC laws;

5.1.2	The execution, delivery and performance of this Agreement by the Licensor are within its corporate power and business scope, have been duly authorized by all requisite corporate actions on the part of the Licensor and obtained the consents and approvals from third parties and government departments, and do not violate the laws and contracts binding upon or influencing the Licensor;

5.1.3	Once executed, this Agreement constitutes a legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its provisions.

5.1.4	The Licensor has the exclusive right to use the Trademark.

5.2	The Licensee represents and warrants as follows:

5.2.1	The Licensee is a company incorporated and validly existing under the laws of the PRC, which is approved by China Insurance Regulatory Commission to engage in the businesses of insurance brokerage, etc;

5.2.2	The execution, delivery and performance of this Agreement by the Licensee are within its corporate power and business scope, have been duly authorized by all requisite corporate actions on the part of the Licensee and obtained the consents and approvals from third parties and government departments, and do not violate the laws and contracts binding upon or influencing the Licensee;

5.2.3	Once executed, this Agreement constitutes a legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its provisions.

6.	Licensor’s Licensing Right and Protection of Licensor’s Rights

6.1	The Licensor agrees, during the term of this Agreement and thereafter, not to challenge Licensor’s licensing right and other rights regarding the Trademark or the validity of this Agreement; and to do any act or omission that, at Licensor’s discretion, is detrimental to such rights and license;

6.2	The Licensee agrees to provide necessary assistances to protect Licensor’s rights over the Trademark. The Licensor may respond to any claim made by any third party against the Trademark, at its own will and in the name of itself, Licensee or both parties. If any third party infringes upon any right of Trademark, the Licensee shall notify the Licensor immediately in writing of such infringement to its knowledge, and only the Licensor has the right to decide whether or not to take actions against such infringement;

6.3	The Licensee agrees to use the Trademark only pursuant to this Agreement and not to use the Trademark in any manner that, as the Licensor deems, is fraudulent, misleading or otherwise detrimental to the reputation of the Trademark or the Licensor.

7.	Quality

The Licensee shall do its best to improve the quality of its insurance brokerage and other related businesses in order to protect and enhance the reputation of the Trademark.

8.	Publicity

In all cases where the Licensee uses the publicity materials involving the Trademark, production costs shall be borne by the Licensee. The Licensor has the sole and exclusive right to the copyrights and other intellectual property rights of publicity materials regarding the Trademark, regardless of such publicity materials are invented or used by the Licensor or the Licensee. The Licensee agrees not to make publicity or advertising about the Trademark under this Agreement at any radio station, television station, newspaper, magazine, the Internet or other media without the prior written consent of the Licensor.

9.	Effective Date and Term

9.1	This Agreement shall be signed or sealed and go into effect as of the date first above written. The term of this Agreement is ten (10) years unless prematurely terminated in accordance with the provisions of this Agreement. After the signing of this Agreement, the Licensor and the Licensee shall examine the contents of this Agreement every three months to determine whether amendments or supplements need to be made to this Agreement depending on the then current situation.

9.2	This Agreement may be extended for one year prior to its expiration with the written consent of the Licensor. The Licensee has no right to decide whether this Agreement is extended or not.

10.	Submission for Recording

The Licensor should submit a copy of this Agreement to the relevant trademark administration department for the recording within three months after the execution of this Agreement.

11.	Termination

11.1	Termination upon Expiration

Unless this Agreement is extended, this Agreement shall be terminated upon its expiry or when Licensor’s right to license the Trademark as set forth in Annex 1 attached hereto is terminated, whichever is earlier.

11.2	Premature Termination

Either party has the right to terminate this Agreement with immediate effect upon giving a written notice to the other party in the event the other party materially breaches this Agreement, including but not limited to, a breach of the obligations under Articles 6.1, 6.2 and 6.3 of this Agreement, and fails to cure its such breach within 30 days from the date it receives the written notice of its breach from the non-breaching party. The termination of this Agreement shall not prejudice the rights or remedies of the terminating party at law or otherwise.

Within the valid term of this Agreement, the Licensor may, at any time, terminate this Agreement upon giving prior 30 days written notice to the Licensee.

11.3	Survival

Articles 3, 4, 6 and 16 shall survive the termination of this Agreement.

12.	Force Majeure

12.1	An Event of Force Majeure means any event that is beyond the reasonable control of either party and unavoidable or unpreventable after it gives due attention, including, but not limited to, government act, act of God, fire, explosion, storm, flood, earthquake, tide, lightning or war, but insufficiency of credit standing, funds or financing shall not be deemed to be beyond the reasonable control of either party. The prevented party shall, without undue delay, inform the other party of such exemption.

12.2	Should the performance of this Agreement be delayed or hindered due to any Event of Force Majeure as defined above, the prevented party shall not be liable therefor only to the extent being delayed or hindered. The prevented party shall take suitable measures to lower or eliminate the impact of such Event of Force Majeure, and make endeavors to resume the performance of the obligations delayed or hindered by Event of Force Majeure. Both parties agree to make their best efforts to continue to perform this Agreement once the Event of Force Majeure is eliminated.

13.	Transfer and Sublicense

Without Licensor’s written consent, the Licensee shall not transfer, lend, pledge or sublicense to any third person this Agreement and any of its rights and obligations licensed by the Licensor to the Licensee under this Agreement, or transfer in any other way whatsoever the economic interests resulting from the license or any of its rights under this Agreement to any third person.

14.	Settlement of Disputes

Any dispute arising in connection with the interpretation and performance of the provisions of this Agreement shall be settled by both parties in good faith and through amicable negotiations. In case no settlement can be reached by both parties within thirty (30) days after either party makes a request for dispute resolution through negotiations, either party may refer such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with CIETAC’s arbitration rules then in effect. The seat of arbitration shall be Beijing and language of proceedings shall be Chinese. The arbitral award shall be final and binding upon both parties.

15.	Applicable Law

The validity, interpretation and enforceability of this Agreement shall be governed by the laws of PRC.

16.	Amendment and Supplement

This Agreement may be amended or supplemented by a written instrument. All amendments and supplements to this Agreement duly signed by both parties shall form an integral part of this Agreement and have the same legal effect as this Agreement.

17.	Severability

Should any provision of this Agreement be held invalid or unenforceable by applicable law, such provision shall be invalid or unenforceable only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remainder of this Agreement.

18.	Annexes

The annexes hereto are an integral part of this Agreement and have the same legal effect as this Agreement.

IN WITNESS WHEREOF, both parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

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Licensor: Beijing Ruisike Management Consulting Co., Ltd.

Authorized Representative:

Licensee:

Authorized Representative: